O'CONNOR CAVANAGH
                               The Law Offices of
             O'Connor, Cavanagh, Anderson, Killingsworth & Beshears
                           A Professional Association
                       One East Camelback Road, Suite 1100
                             Phoenix, Arizona 85012






                                               April 10, 1997



First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

                  Re:      First Investors Multi-State Insured Tax Free Fund

Gentlemen:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus.

                                               Very truly yours,

                                               /s/O'Connor, Cavanagh, Anderson,
                                                        Killingsworth & Beshears
                                               A Professional Association